Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Exterran Partners, L.P.’s Registration Statement No. 333-148181 on Form S-3 and Registration Statement No. 333-149639 on Form S-8 of our reports dated February 26, 2009, relating to the financial statements and financial statement schedule of Exterran Partners, L.P. and the effectiveness of Exterran Partners, L.P.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Exterran Partners, L.P. for the year ended December 31, 2008.
We also consent to the incorporation by reference in Exterran Partners, L.P.’s Registration Statement No. 333-148181 on Form S-3 and Registration Statement No. 333-149639 on Form S-8 of our report dated March 27, 2007, relating to the financial statements and financial statement schedule of Exterran Partners Predecessor appearing in this Annual Report on Form 10-K of Exterran Partners, L.P. for the year ended December 31, 2008.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
February 26, 2009